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                                                                   EXHIBIT 99.3


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
AGCO Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-75591, No. 333-75589 and No. 333-04707) on Form S-8, of AGCO
Corporation of our report dated February 28, 2003 with respect to the consolidated balance sheet of AGCO Corporation and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, and the financial statement schedule, which report appears in the Form 8-K dated December 15, 2003 of AGCO Corporation. Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

Our report refers to our audit of adjustments that were applied to the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 and 2000 consolidated financial statements, and our audit of the reclassifications required by Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.


                                                     /s/ KPMG LLP

Atlanta, Georgia
December 15, 2003